TIGER REEF®

PRESS RELEASE

Tiger Reef Announces New Trading Symbol

Miami, Florida – January 31, 2017 – Tiger Reef, Inc. (OTCQB: TGRR) announces that effective at the open of the market on February 1, 2017 its trading symbol on the OTCQB has changed from "BWBG" to "TGRR". Tiger Reef's new CUSIP number is 88680R102.

About Tiger Reef

Tiger Reef, Inc. is a diversified producer of ultra premium rums under the Tiger Reef™ brand and a developer of casual dining restaurant properties in the Caribbean. For more information, visit www.tigerreefinc.com.

Investor Relations

949.264.1475
ir@tigerreefinc.com